UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2009 (June 23, 2009)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 23, 2009, First Place Bank (Bank), a wholly-owned subsidiary of First Place Financial Corp. (Registrant), entered into a Purchase and Assumption Agreement and a Mortgage Loan Purchase Agreement (Agreements) with AmTrust Bank (AmTrust), a Cleveland, Ohio-based, closely-held banking institution, to assume the deposits and acquire a pool of mortgage loans, fixed assets and cash of three AmTrust branches located in the greater Cleveland, Ohio area.  This transaction will include the assumption by the Bank of approximately $225 million in deposits from the three AmTrust branches in exchange for certain fixed assets of the branch locations and approximately $160 million in mortgage loans and approximately $56 million in cash.  The Bank will also pay a 3% premium or approximately $7 million to assume AmTrust’s deposits.  The dollar amount of deposits, mortgage loans, cash and the premium are subject to adjustment in the event that there are changes in deposit and loan balances between the date the Bank and AmTrust entered into the Agreements and the closing of the transaction.

The acquisition of the AmTrust branches is expected to close in the third quarter of 2009, subject to the receipt of regulatory approvals and the satisfaction of certain other closing conditions set forth in the Agreements.

The Agreements, dated as of June 23, 2009 between the Bank and AmTrust are attached hereto as Exhibits 2.1 and 10.1 to this Form 8-K and are incorporated herein by reference.  A copy of the press release, dated June 24, 2009, which describes the transaction and was issued by the Bank, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial statements and exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated as of June 23, 2009*, by and between First Place Bank and AmTrust Bank to purchase certain assets and assume the deposits of the AmTrust branch locations.

10.1	Mortgage Loan Purchase Agreement made and entered into as of June 23, 2009*, by and between First Place Bank and AmTrust Bank to purchase a pool of mortgage loans from AmTrust Bank.

99.1	Press release dated June 24, 2009.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 25, 2009	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated as of June 23, 2009*, by and between First Place Bank and AmTrust Bank to purchase certain assets and assume the deposits of the AmTrust branch locations.

10.1	Mortgage Loan Purchase Agreement made and entered into as of June 23, 2009*, by and between First Place Bank and AmTrust Bank to purchase a pool of mortgage loans from AmTrust Bank.

99.1	Press release dated June 24, 2009.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.